EXHIBIT 10.4

GUARANTY AGREEMENT

In consideration of the loan evidenced by the promissory note of USURF Communications, Inc., a Colorado corporation (the "Obligor"), dated August 25, 2003, payable to the order of Pipeline Networks of Colorado, LLC, a

Colorado limited liability company (the "Beneficiary"), in the principal amount of One Hundred Eleven Thousand

Three Hundred and no/100 United States dollars ($111,300.00), bearing interest at the rate of eight percent (8%) per annum and payable on December 15, 2003 (the "Note", which term will include any and all amendments thereto and substitutions therefor hereafter made and regardless of whether they are made with or without the approval of the

Guarantor), and in order to induce the Beneficiary to make the loan evidenced by the Note, USURF America, Inc., a

Nevada corporation, (the "Guarantor") hereby unconditionally and irrevocably guarantees payment when due of any and all amounts owing under the Note.

The obligations of the Guarantor shall not be impaired, diminished or discharged, in whole or in part, by any extension of time granted by the holder of the Note, by any course of dealing between the holder of the Note and the

Obligor, by the unenforceability of the Note, in whole or in part, for any reason whatsoever, by the release of any other guarantor or obligor or any collateral, or by any other act, omission, event or circumstance which might operate to discharge a guarantor in whole or in part or which might operate as a defense, in whole or in part, to any obligation of a guarantor or which might invalidate, in whole or in part, a guarantee.

The Guarantor agrees to pay on demand (a) any amount which the holder of the Note is required to pay under any bankruptcy, insolvency or other similar law on account of any amount received by the holder of the Note under or with respect to the Note or this guarantee, (b) all expenses (including, without limitation, legal fees and disbursements) incurred by the Beneficiary in connection with the negotiation and preparation of this guarantee, and

(c) all expenses of collecting and enforcing this guarantee including, without limitation, reasonable expenses and fees of legal counsel, court costs and the cost of appellate proceedings. If any amount owing under this paragraph is not paid within three days of the date of the demand, then the Guarantor agrees to pay interest thereon at the rate of eighteen percent (18%) per annum from the later of the date of the demand or the date on which the holder of the

Note pays or expends the amount demanded until the date the Guarantor pays such amount to the holder of the Note.

All payments under this Guarantee Agreement shall be made in lawful currency of the United States of America in immediately available funds at 4833 Front Street, Suite 253, Castle Rock, CO 80104, or in such other manner or at such other place as the holder of the Note shall designate in writing.

This Guarantee Agreement and the obligations of the Guarantor hereunder shall be governed by and construed in accordance with the laws of the State of Colorado. For purposes of any proceeding involving this guarantee or any of the obligations of the Guarantor, the Guarantor hereby submits to the non-exclusive jurisdiction of the courts of the

State of Colorado and of the United States having jurisdiction in the County of Douglas and State of Colorado, and

agrees not to raise and waives any objection to and any objection or defense based upon the venue of any such court and any objection or defense based upon forum non conveniens. The Guarantor agrees not to bring any action or other proceeding with respect to this Guarantee Agreement or with respect to any obligation hereunder in any other court unless such courts of the State of Colorado and of the United States determine that they do not have jurisdiction in the matter.

The Guarantor waives presentment for payment, demand, protest and notice of protest and of non-payment.

This is a guarantee of payment and not of collection. The holder of the Note shall not be required to resort to or pursue any of its rights or remedies under or with respect to any other agreement or any other collateral before pursuing any of its rights or remedies under this Guarantee Agreement. The holder of the Note may pursue its rights and remedies in such order as it determines, and the exercise by the holder of the Note of any right or remedy will not preclude its exercise of any other right or remedy.

The failure or delay by the holder of the Note in exercising any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The holder of the Note may not waive any of its rights except by an instrument in writing signed by it.

This guarantee may not be amended without the written approval of the holder of the Note.

This guarantee will inure to the benefit of any holder of the Note.

USURF America, Inc.

By: /s/ DOUGLAS O. MCKINNON

Douglas O. McKinnon

President and CEO